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EXHIBIT 10.08   EMPLOYMENT AGREEMENT

                                  DiSX, Inc.
                             Employment Agreement

  This Agreement is between J.Robert Walz, an employee, and Dynamic Information System & eXchange, Inc., a Utah corporation with its principal place of business at 385 East 800 South, Orem, Utah 84097 (the "Company"). This Agreement controls those aspects of the employment relationship between the Company and you which are specifically addressed herein; all other aspects of the employment relationship are regulated under the general policies of the Company as set forth in your job description, the Employee Handbook and as amended from time to time.

  In consideration of the benefits of employment by the Company and in consideration of services to be provided by you to the Company, you covenant, acknowledge and agree as follows, and the Company accepts such covenants, acknowledgments and agreements.

1.  Employee's Scope of Duties and Acknowledgment

    1. While I am employed by the Company, I will devoted my full business time, attention, skill and energy to the performance of the duties that the Company may assign to me from time to time.

    2. The Company is employing me with the understanding that (i)I am free to enter into employment with the Company and (ii) only the Company is entitled to the benefit of my work product. I acknowledge and recognize that the covenants and agreements contained in this Agreement are material to and a requirement of my employment with the Company.

2.  Compensation

    In exchange for the services to be rendered by the Employee to the Company pursuant to this Agreement, the Company shall compensate the Employee in accordance with the provisions set out in Exhibit A. The compensation and benefits expressly provided for in this Agreement, together with any additional compensation to which the Employee is entitled under the terms of any incentive compensation plan of the Company in which the Company permits the Employee to participate or under applicable law, shall constitute full consideration for the services to be rendered by the Employee to the Company under this Agreement.

3.  Confidentiality of Trade Secrets

    1. During the term of my employment, I will have access to and become acquainted with various "Trade Secret," consisting of formulas, procedures, programs, patterns, devices, inventions, processes, compilations of data and information, sources of data and information, records, and specifications, all of which are owned by the Company.

    2. All formulas, files, records, documents, drawings, specifications, programs, equipment and similar items relating to the business of the Company, whether they are prepared by the Company or me, or come into the Company's possession in any other way and whether or not they contain or constitute Trades Secret owned by the Company, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company.

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    3.  I will not misuse, misappropriate, give, sell, furnish, nor disclose, whether for consideration or for no consideration, and whether or not during or following my employment with the Company, or at any other time thereafter, any Trade Secrets described herein, directly or indirectly, or use them in any way or manner, for my own benefit or the benefit of others, except as required in the course and scope of my employment with the Company. I will not make known to other person, firm or corporation the names, addresses or any other information of any of the Company's customers or vendors, or call on, solicity, or take away any of the customers of the Company on whom I called on or with whom I became acquainted with during my employment herein.

    4. I agree that the use or dissemination of any Trade Secrets as described above, whether by me or by any other person or entity, constitutes unfair trade practices. I agree to not employ unfair trade practices whether during the time of my employ with the Company or at any time thereafter.

    5. I agree that I will protect the Trade Secrets or confidential information of other companies or third parties that I may have access to or become acquainted with through my employment with the Company in the same manner and with the same degree of confidentiality that I am required to protect the Company's Trade Secrets or confidential information with.

    6.  Notwithstanding the foregoing, Trade Secrets do not include that is
(i) generally known to and readily ascertainable by the public through proper means; (ii) properly and lawfully obtained from a completely independent source; or (iii) required to be disclosed by court order or applicable law (provided the Company shall be given notice and an opportunity to obtain a protective order against such disclosure).

4.  Termination of Employment

    1. If my employment is terminated, I will participate in an exit interview for the purposes of finalizing any remaining issues and assuring a proper transition.

    2. On or before the termination of my employment, I will return to the Company all of the Company's property including, but not limited to, equipment, documents, data, information and media pertaining to the past, present, future or anticipated business, research, development, trade or industry of the Company, my specific duties for the Company and Trade Secrets in any form.

    3. Upon termination of my employment with the Company, I agree that I will not take with me, retain, use, disclose or disseminate any originals, copies or reproductions of any documents, data or information, in any form whatsoever, pertaining to any Trade Secrets or other Company's property, except as otherwise authorized in this Agreement.

5.  Prohibition Against Competitive Activities

    For a period of one (1) year following termination of my employment with Company, I will not work, directly or indirectly, for a competitor of the Company, nor shall I establish a competing business.

6.  At-Will Employment

    I agree and understand that I am an employee at-will, unless the Company and I agree otherwise in writing. At-will employment means that either the

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Company or I may terminate my employment at any time for any reason, with or without notice, and with or without cause. Further, I acknowledge that the Company has the right to change the terms of my compensation and benefits or to reassign me to any are at any time.

7.  Other terms

    1.  The terms of this Agreement shall survive termination of employment.

    2. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of the Agreement are declared to be severable.

    3. I agree that irreparable harm shall be presumed if this Agreement is breached in any way. Damages would be difficult if not impossible to ascertain, and the faithful observance of all terms of the Agreement is an essential condition to employment with the Company. Furthermore, this Agreement is intended to protect the proprietary rights of the Company in important ways, and even the threat of any misuse of the technology of the Company would be extremely harmful because of the importance of that technology. In light of these considerations, I agree that any court of competent jurisdiction may immediately enjoin any breach of this Agreement, upon request of the Company.

    4. This Agreement shall be governed by and enforced under the laws of the State of Utah and applicable federal law of the United State of America.

    5. The failure of the Company to take any action under this Agreement or the waiver of a breach of this Agreement shall not affect the Company's rights to require performance hereunder or constitute a waiver of any subsequent breach.

    6. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise terminated, in whole or in part, except by an instrument in writing, signed by an authorized officer of the Company.

I ACKNOWLEDGE THAT, BEFORE SIGNING THIS AGREEMENT, I WAS GIVEN AN OPPORTUNITY TO READ IT, EVALUATE IT, AND DISCUSS IT WITH MY PERSONAL ADVISORS AND WITH REPRESENTATIVES OF TOPJOBS.NET INC.

Effective this 6th   Day of   April, 1999.
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Employee:                         Dynamic Information System & eXchange, Inc.

/S/ J. Robert Walz                /S/ Larry D. Heaps










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                                  Exhibit A

                          Compensation and Benefits

1. Base Salary. As compensation for the services to be rendered by J. Robert Walz (the "Employee") described more fully in the Employment Agreement (the "Agreement") between the Employee and topjobs.net inc (the "Company"), the Company shall pay to the Employee a base salary at the rate of eighty four thousand ($84,000) per annum during the term of the Agreement (the "Base Salary"), which shall be payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time, and shall be subject to required tax and payroll withholdings. Whereas such salary shall not be decreased during the term of this Agreement without the consent of the Employee, it shall be subject to increase by the Board of Directors which shall review the salary periodically, and at least annually.

2. Bonus. On the first anniversary of the date of the Agreement, and provided and on condition that the Employee shall have remained in the continuous full-time employ of the Company throughout such one-year period, the Employee shall be paid a bonus to be based upon profitability and employee performance to be determined by the board of directors.

3. Grant of Common Stock. Simultaneous with or promptly following the execution and delivery of the Agreement, the Company will grant and issue to the Employee common stock DiSX in the amount of fifty thousand (50,000) shares of common stock.

4. Fringe Benefits. The Company shall also make available to the Employee, throughout the period of his employment as described in the Agreement, such benefits and perquisites as are generally provided by the Company to its employees, including but not limited to eligibility for participation in any group life, health, dental, vision, disability or accident insurance, pension plan, profit-sharing plan, retirement savings plan, 401 (k) plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy.

5. Expenses. Throughout the period if the Employee's employment hereunder, the Company shall also reimburse the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any reasonable out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties and responsibilities listed in the Agreement; provided, however, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes, or for any expense item which has not previously been approved of and to the extent required in accordance with the Company's standard policies and procedures in effect from the time to time.

6.  Vacation, etc.

    a. Commencing on the date of this Agreement, the Employee shall be entitled to take, from time to time, paid vacation in accordance with the Company's standard employee policies, which vacations shall be taken at such times as shall be mutually convenient to the Employee and the Company, and so as not to interfere unduly with the conduct of the business of the Company.
    b. The Employee shall further be entitled to paid holidays, personal days and sick days in accordance with the Company's standard policies and procedures in effect from time to time.